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                                                                 EXHIBIT 23(A)-4


        We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part of this Registration Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


Dewey Ballantine LLP
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Dewey Ballantine LLP

New York, New York
March 31, 1999

                                     II-13